EMPLOYMENT AGREEMENT

This Employment Agreement is entered into as of June 2, 2006 (the “Effective Date”) by and between SciClone Pharmaceuticals, Inc. (the “Company”) and Dr. Friedhelm Blobel (“Employee”).

WHEREAS, the Company desires to employ Employee as the Company’s President and Chief Executive Officer, and Employee agrees to accept employment on the terms set forth below;

NOW, THEREFORE, in consideration of the promises, terms and conditions set forth in this Agreement, the parties agree as follows:

1.  Position and Duties. Employee will be employed by the Company as its President and Chief Executive Officer (“CEO”), reporting to the Company’s Board of Directors (the “Board”). Employee agrees to undertake the duties and responsibilities inherent in this position and accepts employment with the Company on the terms and conditions set forth in this Agreement and the Exhibits hereto. Employee’s duties will include, but not be limited to, those duties normally performed by a CEO, as well as any other reasonable duties that may be assigned to him from time to time by the Board.

In addition, Employee will be nominated to the Board effective upon the Effective Date, for a term ending at the next annual meeting. The Board will nominate Employee thereafter for reelection to the Board, at every time at which directors are nominated to the stockholders for election, as long as Employee serves as CEO unless Employee declines such nomination in writing to the Board. As with all members of the Board, Employee’s continuation as a director requires election as a director by the stockholders when directors are to be elected by the stockholders.

2.  Term of Employment. Employee’s employment with the Company will begin as of June 2, 2006 (the “Effective Date”), subject to effectiveness of this Agreement and the applicable documents referenced in this Section 2 hereof and Sections 7 and 8 hereof. Employment is on an at-will basis, and may be terminated by Employee or the Company at any time, with or without cause, subject to the provisions of Paragraphs 4 and 5 below as well as the terms set forth in the Change in Control Agreement, which is attached hereto as Exhibit A and incorporated herein by reference (the “Change in Control Agreement”).

3.  Compensation. Employee will be compensated by the Company for his services as follows:

(a)   Salary: Employee’s annual base salary will be $400,000.00. Employee’s salary and other compensation will initially be reviewed by the Company’s Board on the first anniversary of the Effective Date and may be subject to adjustment at that time; provided, however, that such salary will not be reduced below the annual salary then being paid to Employee unless a reduction is part of a salary reduction applicable to all members of the Company’s executive team. Thereafter, Employee’s compensation will be reviewed on an annual basis. Any adjustment to Employee’s salary and/or other compensation will be in the sole discretion of the Board and its Committees.

(b)   Annual Bonus: Employee will be eligible to receive an annual bonus (the “Target Bonus”) with an initial target amount equal to forty percent (40%) of Employee’s annual base salary, subject to his meeting the performance goals and targets for the relevant calendar year during his service hereunder as are mutually set and agreed upon in writing by Employee and the Board (as evidenced by its Chairman or the Chairman of the Compensation Committee of the Board executing and delivering such writing) not later than February 28 of the then-current calendar year, provided that if Employee and the Board have not agreed upon such performance goals and targets in writing by such date, or by such later date as Employee and the Board may agree in writing, then Employee’s performance goals and targets for such current year will be set by the Board in good faith not later than March 31 of such then-current calendar year, and will be promptly communicated to Employee in writing when so set. Such goals and targets will be reviewed annually and maybe changed as appropriate. The Target Bonus for Employee’s first year of employment, (calendar year 2006) will be $160,000.00 initially on an annualized basis but will be prorated from the Effective Date to the end of calendar year 2006.

(c)   Stock Options.

(i)  Effective upon the Effective Date, Employee will be granted a stock option (the “First Option”) under the Company’s 2005 Equity Incentive Plan (the “Plan”) to purchase 400,000 shares of the Company’s common stock under the Company’s stock option plan at an exercise price per share equal to the closing price on the Nasdaq National Market of a share of the Company’s common stock on June 1, 2006. To the maximum extent possible a portion of this option will be an incentive stock option with the balance of such option being a nonstatutory stock option. The First Option will have a term of 10 years and will vest in annual installments on each of the first four anniversaries of the Effective Date, provided Employee is an employee of or acting as a consultant to the Company at the relevant vesting date.

(ii)  Effective upon the Effective Date, Employee also will be granted a nonstatutory stock option (the “Second Option”) under the Plan to purchase 600,000 shares of the Company’s common stock under the Company’s stock option plan at an exercise price per share equal to the closing price on the Nasdaq National Market of a share of the Company’s common stock on June 1, 2006. Provided Employee remains employed by the Company, the Second Option will have a term of 10 years and will vest as to a number of the shares subject to the Second Option as detailed below upon the achievement of a “Trading Price Goal.” A Trading Price Goal will be achieved if and when, following the Effective Date, the Company’s common stock has first traded publicly for a period of at least 30 consecutive calendar days at or greater than a target closing price per share, as reported on the Nasdaq National Market, of (a) $4.50 on or before the third anniversary of the Effective Date for 100,000 shares, (b) $6.00 on or before the fourth anniversary of the Effective Date for 100,000 shares, (c) $8.00 on or before the fifth anniversary of the Effective Date for 100,000 shares, (d) $10.00 on or before the sixth anniversary of the Effective Date for 100,000 shares, (e) $12.00 on or before the seventh anniversary of the Effective Date for 100,000 shares, and (f) $14.00 on or before the eighth anniversary of the Effective Date for 100,000 shares. Each of the foregoing closing price targets will be appropriately adjusted for any stock dividend, stock split or similar change in the Company’s capital structure occurring after the Effective Date. If a Trading Price Goal is not achieved on or before the respective anniversary date, the corresponding portion of the Second Option will not vest and will terminate upon the applicable anniversary date.

Except as otherwise specified in this paragraph or in Paragraph 5 of this Agreement, or in the Change in Control Agreement, Employee’s options as described herein will be governed by and subject to the terms and conditions of the Company’s standard form of nonstatutory stock option agreement under the Plan (which Employee will be required to sign in connection with the issuance of the First Option and the Second Option as described in (i) and (ii) above), provided however, that for any nonqualified stock options described in clause (c)(i) and (ii) above, the period during which Employee may exercise such options after termination will be one year, which extended exercise period will be reflected in the stock option documentation for the First Option and Second Option.

(d)  Other Long Term Incentive Plan Benefits(“LTIP”)

(i)  At the beginning of calendar year 2009, the Compensation Committee of the Board will consider an award to Employee of a special cash bonus (the “LTIP Bonus”) of up to $300,000, the exact amount of which will be based on Employee’s overall achievement of the performance targets over the years 2006-2008 which have been previously agreed upon in writing by Employee and the Board, (as evidenced by its Chairman or the Chairman of the Compensation Committee of the Board executing and delivering such writing). Provision of the LTIP Bonus and the amount of such will be in the sole discretion of the Board. To the extent earned, the LTIP Bonus will be paid to Employee no later than 30 days after the Board approves the payment of the LTIP Bonus.

(ii)  In the normal course of business, it is anticipated that the LTIP will be reviewed each year and if warranted by the Company’s as well as Employee’s performance and the outlook for the Company, the Board, in its sole discretion, will consider additional stock based and/or cash performance based awards in future years.

(e)   Benefits: Employee will participate in and receive benefits under the Company’s various group benefit plans (including a health plan and a life insurance policy) on the same basis as other members of the Company’s executive team, as well as under the Company’s business expense reimbursement and other policies. Employee will accrue four (4) weeks of vacation on an annual basis in accordance with the Company’s paid time off policy (prorated for 2006). Company will permit Employee to elect health care coverage under another plan, provided the Compensation Committee of the Board of Directors approves the expenses associated with such benefit.

4.  Voluntary Termination.

(a)   In the event that Employee voluntarily resigns from his employment with the Company, Employee will be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 hereof through the date of such termination. If Employee voluntarily terminates employment with the Company for any reason, he will provide the Company with at least forty five (45) days’ prior written notice of the date of his resignation. The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept Employee’s resignation at an earlier date. The execution and delivery by Employee of this Agreement will constitute also his immediate resignation from all his positions with the Company as well as from the Board on the date of Employee’s voluntary resignation from the Company, unless otherwise agreed in writing by the Company and Employee.

(b)   For purposes of this paragraph, voluntary termination or voluntary resignation also include employment termination as a result of Employee’s death or Disability (as such is defined in the Change in Control Agreement).

5.  Other Termination. The employment relationship may be terminated under the circumstances set forth below as well as those described in the Change in Control Agreement. For purposes of this Agreement, the term “Cause” will have the meaning given to it in the Change in Control Agreement.

(a)   Termination for Cause: If Employee’s employment is terminated by the Company for Cause as defined in the Change in Control Agreement, Employee will be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of Employee’s termination for Cause. The execution and delivery by Employee of this Agreement will constitute also his immediate resignation from all his positions with the Company as well as from the Board, on the date of Employee’s termination for Cause.

(b)   Termination Without Cause: If Employee’s employment is terminated by the Company without Cause (and not as a result of Employee’s death or Disability) and such termination is not governed by the conditions specified in the Change in Control Agreement, and if Employee signs a general release of known and unknown claims in a form satisfactory to the Company (which may be in the form of Schedule A to the Change in Control Agreement) and Employee resigns from all of Employee’s positions with the Company as well as from the Board, Employee will receive the following benefits:

(i)  Continued payment of Employee’s final base salary rate, less applicable withholding, for the twelve (12) month period following the date of such termination without Cause; provided, however, that if required in order to avoid the imposition of additional tax on Employee or the Company pursuant to Section 409A of the Internal Revenue Code, such payments will not commence until the first normal payroll date of the Company occurring at least six months after the date of such termination without Cause. Such payments will be made in accordance with the Company’s normal payroll procedures

(ii)  If Employee was covered under the Company’s group health plan as of the date of termination without Cause and he timely elects to continue his group health benefits pursuant to federal law (COBRA), the Company will pay the COBRA premiums until the earlier of (A) the one year anniversary of Employee’s termination without Cause, or (B) the date on which Employee commences new employment. If the Company was paying for health coverage of Employee under another plan, the Company will continue to make payments (not to exceed the amount paid in the prior calendar year) for such coverage for the period specified in the prior sentence.

Employee will be entitled to no other benefits except as described in this paragraph (b)(i) and (ii).

The execution and delivery by Employee of this Agreement will constitute also his immediate resignation from all his positions with the Company as well as from the Board, on the date of Employee’s termination without Cause, unless otherwise agreed in writing by the Company and Employee.

6.  Limitation of Payments and Benefits. To the extent that any of the payments and benefits provided for in this Agreement or otherwise payable to Employee constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, such payments and benefits will be treated in accordance with the provisions in the Change in Control Agreement regarding Parachute Payments.

7.  Confidential and Proprietary Information. As a condition of employment, Employee will be required to sign and be subject to the terms and conditions of the Company’s standard form of employee confidentiality and assignment of inventions agreement.

8.  Indemnification. The Company will provide Employee with its standard form of indemnification agreement for officers and directors as attached hereto as Exhibit B.

9.  Dispute Resolution. In the event of any dispute or claim relating to or arising out of the employment relationship with the Company, this Agreement, or the termination of employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race, national origin, disability or other discrimination or harassment), all such disputes will be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association (“AAA”) under the AAA’s National Rules for the Resolution of Employment Disputes then in effect, which are available online at the AAA’s website at www.adr.org or by requesting a copy from the Human Resources Department. Employee and the Company hereby waive their respective rights to have any such disputes or claims tried before a judge or jury.

10.  Severability. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision will be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected.

11.  Assignment. In view of the personal nature of the services to be performed under this Agreement, Employee cannot assign or transfer any of his obligations under this Agreement.

12.  No Duty to Mitigate. Employee will not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking New Employment or in any other manner), nor will any such payment be reduced by any earnings that Employee may receive from any other source.

13.  Employee’s Successors. All rights of Employee hereunder will inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

14  Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement between Employee and the Company regarding the terms and conditions of employment, and they supersede all prior negotiations, representations or agreements between Employee and the Company regarding employment, whether written or oral. This Agreement may be executed in counterparts, each of which will be an original and both of which together will constitute one and the same instrument.

15  Modification. This Agreement may only be modified or amended by a supplemental written agreement signed by Employee and an authorized representative of the Company.

16  Governing Law. This Agreement will be governed by and construed according to the laws of the State of California.

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Please sign and date this letter on the spaces provided below to acknowledge Employee’s acceptance of the terms of this Agreement.

Sincerely,
SciClone Pharmaceuticals, Inc.

By:	/s/ Dean Woodman
Dean Woodman
Chairman of the Board

Agreed to and Accepted:
Date:	April 23, 2006	/s/ Dr. Friedhelm Blobel
Dr. Friedhelm Blobel